UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2017

Veritone, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38093	47-1161641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 Anton Blvd., Suite 900, Costa Mesa, CA 92626

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 888-507-1737

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.1 4a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On July 24, 2017, Veritone, Inc. (the “Company”) entered into a Lease Agreement dated for reference purposes as of July 14, 2017 (the “Lease”) with PR II/MCC South Coast Property Owner, LLC (the “Landlord”), pursuant to which the Company will lease approximately 37,875 square feet of space (the “Premises”) located at 575 Anton Boulevard, Costa Mesa, California (the “Building”), for a term of eighty-two (82) months (the “Term”) following the Commencement Date, which will be upon substantial completion of the tenant improvements in the Premises, which is expected to occur in or about February 2018. The Company intends to occupy the Premises as its corporate headquarters. Subject to meeting certain conditions, the Company has two (2) options to extend the Term for additional periods of five (5) years each, and has certain rights to lease other available space in the Building.

Pursuant to the Lease, the Company will pay Base Rent of $0.00 per month for the first 10 months of the Term, $80,000.00 per month for months 11 and 12 of the Term, $82,500.00 per month for months 13 through 18 of the Term, and $124,987.50 per month for months 19 through 24 of the Term, with the Base Rent increasing three percent (3%) per year thereafter. The Company will also pay increases in the operating expenses for the Premises over a 2018 Base Year.

The Lease provides that the Landlord will construct tenant improvements in the Premises at its expense, up to a maximum of $2,651,250.00. The Company will be obligated to pay for any costs of the tenant improvements that exceed such amount.

As security for its obligations under the Lease, the Company delivered to the Landlord a standby letter of credit in the amount of $606,000.00, which may be drawn upon by the Landlord upon the occurrence of certain events as set forth in the Lease.

Pursuant to the Lease, until the Commencement Date, the Company is leasing 20,558 square feet of space in the Building, during which time the Company is not required to pay Base Rent for such space, but is required to pay the operating expenses relating to such space.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to such agreement, which the Company intends to file as an exhibit to its next Quarterly Report on Form 10-Q filed under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veritone, Inc.
Date: July 28, 2017
	By:	/s/ Jeffrey B. Coyne
	Name:	Jeffrey B. Coyne
	Title:	Executive Vice President, General Counsel and Secretary